Execution Version
Exhibit 1.1
STONE ENERGY CORPORATION
$100,000,000 8.625% Senior Notes Due 2017
UNDERWRITING AGREEMENT
November 12, 2010
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
As Representative of the several
   Underwriters named in Schedule 1 attached hereto,
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
          Stone Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $100,000,000 aggregate principal amount of its 8.625% Senior Notes due 2017 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by Stone Energy Offshore, L.L.C., a Delaware limited liability company (the “Notes Guarantor”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued under the Indenture, dated January 26, 2010 (the “Original Indenture”), among the Company, the Notes Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated January 26, 2010 (the “Supplemental Indenture”), among the Company, the Notes Guarantor and the Trustee. The Original Indenture, as amended and supplemented by the Supplemental Indenture, is herein called the “Indenture.” The Notes will be issued as additional debt securities under the Indenture pursuant to which the Company had previously issued $275 million in aggregate principal amount of its 8.625% Senior Notes due 2017 (the “Original Notes”). The Notes and the Original Notes will be treated as a single class of debt securities under the Indenture. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate. This is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.
          1. Representations and Warranties. The Company and the Notes Guarantor, jointly and severally, represent, warrant and agree that:
     (a) A registration statement on Form S-3 (Registration No. 333-158998) relating to the Securities has (i) been prepared by the Company and the Notes Guarantor in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the

Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Company to the Representative. As used in this Agreement:
     (i) “Applicable Time” means 5:00 p.m. (New York City time) on November 12, 2010;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means (i) any issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations identified on Schedule 2 and (ii) each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;
     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;
     (v) “Pricing Disclosure Package” means (1) the most recent Preliminary Prospectus, together with the Final Term Sheet (as defined below), and (2) each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (b) Neither the Company nor the Notes Guarantor was at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company, the Notes Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities, is on the date hereof or will be on the Closing Date an “ineligible issuer” (as defined in Rule 405). Each of the Company and the Notes Guarantor has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Securities.
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission as of the applicable effective date of the Registration Statement and any amendment thereto.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

     (e) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by an Underwriter or through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by an Underwriter or through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule 2 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) Each of the Company and its subsidiaries (as defined in Section 17) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.
     (k) Except as set forth in the Pricing Disclosure Package, all of the issued membership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act or Section 86.343 of the Nevada Revised Statutes) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (l) Each of the Company and the Notes Guarantor has all requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and the Notes Guarantor.
     (m) The execution, delivery and performance of the Original Indenture, the Supplemental Indenture and this Agreement by the Company and the Notes Guarantor, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Notes Guarantor or any of their subsidiaries is a party or by which the Company, the Notes Guarantor or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Notes Guarantor or any of their subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, the Notes Guarantor or any of their subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Notes Guarantor or any of their subsidiaries or any of their properties or assets, except in the case of the foregoing clauses (i) and (iii), for such breaches or violations that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (n) The Notes to be purchased by the Underwriters from the Company are in substantially the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes have been duly authorized for issuance pursuant to this Agreement and the Indenture and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Notes Guarantor, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
     (o) Each of the Original Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Notes Guarantor, and (assuming the due authorization, execution and delivery of the Original Indenture and the Supplemental Indenture by the Trustee) the Indenture constitutes a valid and binding agreement of the Company and the Notes Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and conforms to the requirements thereof.
     (p) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, the Notes Guarantor or any of their subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the Notes Guarantor, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package, except such as have been obtained, or will have been prior to the Closing Date, under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters.
     (q) Except as set forth in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the

Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
     (r) Except as described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, net current assets or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (s) Since the date as of which information is given in the most recent Preliminary Prospectus, and except as may otherwise be disclosed in the Pricing Disclosure Package, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
     (t) The consolidated financial statements (including the related notes and supporting schedules) of the Company included or incorporated by reference in the Pricing Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein and, in the case of unaudited financial statements, subject to year-end amount adjustments.
     (u) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).
     (v) Netherland, Sewell & Associates, Inc., whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to the Company.
     (w) Estimates of proved reserves and present values as described in the Pricing Disclosure Package and reflected in the letter referred to in Section 7(i) hereof comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
     (x) Neither the Company nor any subsidiary is, and as of the Closing Date, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
     (y) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely, would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (z) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Pricing Disclosure Package which is not so described.
     (aa) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
     (bb) Except for matters that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no failure to satisfy the minimum funding standards under Section 430 of the Code and in Section 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (cc) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon other than those being contested in good faith, those for which reserves have been provided in accordance with U.S. generally accepted accounting principles or those currently payable without penalty or interest, and, other than disclosed in the Pricing Disclosure Package, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiencies which, if determined adversely, would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (dd) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or governmental body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) above, except for breaches or defaults that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ee) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (ff) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package, except where the failure to have such Permits would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.
     (gg) Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any material claim of conflict with, any such rights of others.
     (hh) Except as described in the Pricing Disclosure Package, the Company and each of its subsidiaries (i) are in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements of any governmental authority having lawful jurisdiction over the assets or operations of the Company or any of its subsidiaries, relating to the protection of human health or safety (to the extent such health or safety requirements relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses as they are currently being conducted, and (ii) have not received written notice of any actual or alleged violation of Environmental Laws, or of any potential legally enforceable liability for, or other legally enforceable obligation under, Environmental Laws concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package, (A) there are no legal proceedings that are pending, or currently known to the Company to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (B) none of the Company and its subsidiaries anticipates capital expenditures relating to Environmental Laws that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package.

     (jj) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (mm) The Company has not distributed and, prior to the Closing Date, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(i) or 5(a)(vii) and any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.
     (nn) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (oo) Except as otherwise set forth in the Pricing Disclosure Package or such as in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or its subsidiaries; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed or used by the Company or its subsidiaries lies in an area which is, or to the knowledge of the Company will be, subject to restrictions that would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing or use of any real or personal property exists or will exist that would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or its subsidiaries as presently conducted or as the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package indicates they contemplate conducting, except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package or such as in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.
     (pp) The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting,” insofar as it purports to describe the provisions of this Agreement, are accurate in all material respects.
     (qq) Except as otherwise disclosed in the Pricing Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.
     (rr) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The management of the Company, with the participation of its principal executive and principal financial officer, or persons performing similar functions, has evaluated the effectiveness of the Company’s disclosure controls and procedures as required by Rule 13a-15(b) of the Exchange Act.
     (ss) The Company maintains “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms and subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule 1. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.50% of the principal amount thereof.
          The Company hereby confirms its engagement of Tudor, Pickering, Holt & Co. Securities, Inc. (the “Independent Underwriter”) as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of NASD Rule 2720(f)(12) as administered by the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities.
          3. Public Offering of the Securities. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Pricing Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed that the Representative, in its sole judgment, has determined is advisable and practicable.

          4. Delivery of and Payment for the Notes. Delivery of the Securities in the form of one or more global securities in definitive form (the “Global Securities”) and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 2801 Via Fortuna, Suite 100, Austin, Texas 78746 at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Closing Date.” Payment for the Securities shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities. Time shall be of the essence, and delivery of the Global Securities at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Global Securities representing all the Securities through the facilities of DTC unless the Representative shall otherwise instruct.
          5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:
     (i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to make available to the Representative copies thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) To make available promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, except in each case to the extent available on the Commission’s Interactive Data Electronic Application website;
     (iii) The Company will prepare a final term sheet containing solely a description of the Notes, including the price at which the Notes are to be sold to the public, in a form approved by the Representative and attached as Schedule 3, and will file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period required by that rule (the “Final Term Sheet”);
     (iv) To make available promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representative and, upon its request, to file such document and to prepare and make available without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;
     (vi) To the extent practicable, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing (which consent shall not be unreasonably conditioned, withheld or delayed);
     (vii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

     (viii) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (v) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Pricing Disclosure Package will comply with law.
     (ix) If during the Prospectus Delivery Period (as defined below) (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (v) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (x) As soon as practicable after the date of this Agreement and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;
     (xi) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (xii) During the period of 60 days following the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement);
     (xiii) The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer; and
     (xiv) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Prospectus.
          (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
          6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection; (b) services provided by the Company’s counsel, independent public or certified public accountants and other advisors; (c) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (d) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (e) the production and distribution of this Agreement, any supplemental agreement among Underwriters, the Indenture and any other related documents in connection with the offering, purchase, sale and delivery of the Securities (but not, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing, except under the circumstances contemplated by Section 11 of this Agreement); (f) the Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (g) the rating of the Securities by any rating agency; (h) FINRA, in connection with the review, if any, of the terms of the sale of the Securities; (i) the DTC; (j) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (k) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (l) the Independent Underwriter; (m) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (n) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 8 and Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.
          7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations, warranties and other statements of the Company and the Notes Guarantor contained herein, to the performance by the Company and the Notes Guarantor of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; the Final Term Sheet shall have been timely filed with the Commission in accordance with Rule 433 of the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Vinson & Elkins L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A.
     (e) Andrew L. Gates, III, shall have furnished to the Representative his written opinion, as the Company’s Senior Vice President, Secretary and General Counsel, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.
     (f) The Representative shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph (the “initial letter”), the Company shall have caused to be furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (i) At the time of execution of this Agreement, the Representative shall have received from Netherland, Sewell & Associates, Inc. an initial letter (the “initial expert letter”), in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from the initial expert letter to the Closing Date, stating the conclusions and findings of such firm with respect to the Company’s proved reserves as is customary to underwriters in connection with registered public offerings.
     (j) The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
     (i) The representations and warranties of the Company in Section 1 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose or pursuant to Section 8A under the Securities Act have been instituted or, to the knowledge of such officers, threatened; and
     (iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (k) Except as disclosed in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, since such date, there shall not have been any change in the capital stock, net current assets or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Prospectus.
          (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
          (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.
          (n) The Company shall have executed and delivered a Company Order to the Trustee relating to the issuance of the Notes pursuant to Section 401 of the Supplemental Indenture.
          (o) The Notes and the notation of the Guarantees shall be executed by the Company and the Notes Guarantor in substantially the respective forms set forth in Annex A and Annex B to the Supplemental Indenture.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          8. Indemnification and Contribution.
     (a) The Company and the Notes Guarantor shall, jointly and severally, indemnify and hold harmless each Underwriter, its directors, officers, employees and affiliates participating in this offering (“Participating Affiliates”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee, Participating Affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee, Participating Affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, Participating Affiliate or controlling person in connection with investigating, defending, preparing to defend against, settling, compromising or paying any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter or through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in

Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee, Participating Affiliate or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Notes Guarantor and their respective directors, officers and employees, and each person, if any, who controls the Company or the Notes Guarantor within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Notes Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by an Underwriter or through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) and shall reimburse the Company and any such director, officer, employee or controlling person in connection with investigating, defending, preparing to defend against, settling, compromising or paying any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of one such separate counsel (in addition to any local counsel) shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable under this Section 8 or otherwise for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(d), each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter, and each director, officer, employee and each person, if any, who controls the Company and the Notes Guarantor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company and the Notes Guarantor.
     (e) The Underwriters severally confirm that the statements set forth in the table in the first paragraph and the statements set forth in the fifth, sixth, twelfth and thirteenth paragraphs under the heading “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and the Company acknowledges and agrees that such statements constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

     (f) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company and the Notes Guarantor agree, jointly and severally, to indemnify and hold harmless the Independent Underwriter, its directors, officers and employees and each person who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which the Independent Underwriter, its directors, officers, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating, defending, preparing to defend against, settling, compromising or paying any such loss, claim, damage, liability or action; provided, however, that the Company and the Notes Guarantor shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter. The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 8(d), be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. In addition, notwithstanding the provisions of Section 8(d), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.
          9. Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of the Securities that the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of the Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriters shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the aggregate principal amount of the Securities to be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
          10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(k), 7(l) or 7(m) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.
          11. Reimbursement of Underwriters’ Expenses. If (a) the Company or the Notes Guarantor shall fail to tender the Securities for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (other than pursuant to Section 9), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.
          12. Research Analyst Independence. The Company and the Notes Guarantor acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Notes Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Notes Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Notes Guarantor by such Underwriters’ investment banking divisions. The Company and the Notes Guarantor acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          13. No Fiduciary Duty. The Company and the Notes Guarantor acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and the Notes Guarantor and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company and the Notes Guarantor, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Notes Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company and the Notes Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Notes Guarantor. The Company and the Notes Guarantor hereby waive any claims that the Company and the Notes Guarantor may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Legal Department (Fax: 212-901-7897); and
     (b) if to the Company and the Notes Guarantor, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Andrew L. Gates, III, Esq. (Fax: 337-237-0426).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Representative.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters, including any substitute Underwriters pursuant to Section 9 hereof, contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.
          18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
          19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          20. Amendment; Waiver. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
          21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company, the Notes Guarantor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, STONE ENERGY CORPORATION
By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Senior Vice President and Chief Financial Officer

STONE ENERGY OFFSHORE, L.L.C. By and through its sole member, STONE ENERGY CORPORATION
By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Senior Vice President and Chief Financial Officer

Accepted: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED For itself and as Representative of the several Underwriters named in Schedule 1 hereto MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ John D. McCready
John D. McCready
Director

TUDOR, PICKERING, HOLT & CO. SECURITIES, INC., solely in its capacity as Independent Underwriter
By:	/s/ John G. Kennedy, III
John G. Kennedy, III
Managing Director

SCHEDULE 1

Principal
Amount of Securities
to be
Underwriters	Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$48,000,000
Barclays Capital Inc.	6,000,000
BNP Paribas Securities Corp.	6,000,000
Capital One Southcoast, Inc.	6,000,000
Natixis Securities North America Inc.	6,000,000
Scotia Capital (USA) Inc.	6,000,000
TD Securities (USA) LLC	6,000,000
Morgan Keegan & Company, Inc.	5,000,000
U.S. Bancorp Investments, Inc.	5,000,000
Tudor, Pickering, Holt & Co. Securities, Inc.	3,500,000
Daiwa Capital Markets Inc.	2,500,000
Total	$100,000,000

SCHEDULE 2
ISSUER FREE WRITING PROSPECTUSES

SCHEDULE 3
TERM SHEET
Issuer Free Writing Prospectus
Filed by: Stone Energy Corporation
Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement on Form S-3: No. 333-158998
Stone Energy Corporation
Pricing Term Sheet
This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, dated November 12, 2010. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer:	Stone Energy Corporation
Guarantee:	Fully and unconditionally guaranteed by Stone Energy Offshore, L.L.C.
Security:	8.625% Senior Notes due 2017
Size:	$100,000,000
Maturity:	February 1, 2017
Coupon:	8.625%
Offering Price:	100.50%, plus accrued interest from August 1, 2010
Yield to maturity:	8.515%
Interest Payment Dates:	February 1 and August 1
Record Dates:	January 15 and July 15
Gross Proceeds:	$100,500,000
Net Proceeds to the Issuer (before expenses):	$98,500,000
Redemption Provisions:
First call date:	February 1, 2014
Make-whole call:	Before the first call date at a discount rate of Treasury plus 50 basis points

Redemption prices:
Commencing February 1, 2014: 104.313%
Commencing February 1, 2015: 102.156%
Commencing February 1, 2016: 100.000%
Redemption with proceeds of equity offering:	Prior to February 1, 2013, up to 35% may be redeemed at 108.625%
Change of control:	Put at 101% of principal plus accrued interest
Trade date:	November 12, 2010
Settlement (T+3):	November 17, 2010
Denominations:	$2,000 and integral multiples of $1,000
CUSIP:	861642AK2
ISIN:	US861642AK21
Form of Offering:	SEC Registered (Registration No. 333-158998)
Sole book-running manager:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-managers:	Barclays Capital Inc.
BNP Paribas Securities Corp.
Capital One Southcoast, Inc.

Natixis Securities North America Inc.
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
Morgan Keegan & Company, Inc.
U.S. Bancorp Investments, Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
Daiwa Capital Markets America Inc.
The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, NY 10080, Attention: Syndicate Operations or by calling (800) 294-1322.

EXHIBIT A
FORM OF OPINION OF ISSUER’S COUNSEL
          (i) The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware. Stone Energy Offshore, L.L.C. (“Stone Offshore”) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. The Company has all corporate power and authority necessary to own or hold its properties to conduct its businesses as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. Stone Offshore has all limited liability company power and authority necessary to own or hold its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
          (ii) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Prospectus.
          (iii) The Agreement has been duly authorized, executed and delivered by the Company and Stone Offshore.
          (iv) Each of the Original Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and Stone Offshore and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture constitutes a valid and binding agreement of the Company and Stone Offshore, enforceable against the Company and Stone Offshore in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.
          (v) The Notes are in substantially the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Original Indenture and the Supplemental Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.
          (vi) The Guarantees of the Notes have been duly authorized by Stone Offshore for issuance and sale pursuant to the Underwriting Agreement and the Indenture and (assuming the due authorization, execution and delivery of the Original Indenture and the Supplemental Indenture by the Trustee) and when the Notes have been duly authenticated and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding obligations of Stone Offshore, enforceable against Stone Offshore in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of the rights and

Exhibit A-1

remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.
          (vii) The execution and delivery of this Agreement, the Original Indenture and the Supplemental Indenture by the Company and Stone Offshore, the issuance and sale of the Securities, the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package do not and will not (a) result in a breach of any of the terms of the indentures and credit agreements incorporated as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 (as such indentures and credit agreements have been amended); (b) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or Stone Offshore; or (c) result in any violation of any law of the United States or the State of New York, or any rule or regulation thereunder (provided that such counsel shall not be required to opine as to the prospective compliance by the Company with applicable securities laws), except in the case of clauses (a) and (c), for any such breach or violation that would not reasonably be expected to have a Material Adverse Effect.
          (viii) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required by FINRA or under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any United States federal or New York state court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Company and the Notes Guarantor and the consummation of the transactions contemplated hereby and thereby.
          (ix) The Registration Statement has become effective under the Securities Act and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion and the Indenture was qualified under the Trust Indenture Act on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering has been instituted or threatened in writing by the Commission.
          (x) (A) The Registration Statement, on the Effective Date and on the Closing Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, on their face complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the form, accuracy, completeness or fairness of the Form T-1 of the Trustee, the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, other financial and accounting information, the oil and gas reserve reports and related reserve information or statistical data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus.

Exhibit A-2

          (xi) The description in the Pricing Disclosure Package and the Prospectus under the caption “Description of Debt Securities” and “Description of Notes,” insofar as it purports to constitute a description of the terms of the Securities, is accurate in all material respects.
          (xii) The description in the Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences,” insofar as it purports to constitute a summary of matters of United States federal tax law and regulations, is accurate in all material respects.
          (xiii) Neither the Company nor Stone Offshore is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.
          In rendering such opinion, such counsel may state (i) that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and (ii) that such counsel is not admitted in the State of Delaware.
     Such counsel shall also have furnished to the Representative a written statement, which may be in a separate document, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:
     We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or included in the Pricing Disclosure Package and the Prospectus and have not independently verified the accuracy, completeness or fairness of such statements, except as and to the extent set forth in paragraphs (xi) and (xii) of our opinion of even date herewith and delivered to you pursuant to the Underwriting Agreement. In the course of the preparation by the Company and Stone Offshore of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we have participated in conferences with certain officers and other representatives of the Company and Stone Offshore, representatives of the independent accountants of the Company, and with your representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Based on such participation (relying as to matters of fact upon statements made to us by representatives of the Company) and our review of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and subject to the limitations described herein, no information has come to our attention that has caused us to believe that the Registration Statement, as of the latest Effective Date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the statements contained in the Prospectus, as of the date thereof and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact or necessary in order to

Exhibit A-3

make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, including the related notes and schedules thereto and the auditors’ reports thereon, other financial and accounting information, the oil and gas reserve reports and related reserve information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or excluded therefrom.

Exhibit A-4

EXHIBIT B
FORM OF OPINION OF IN-HOUSE COUNSEL
          (i) Stone Energy, L.L.C. (“Stone Energy LLC”) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. Caillou Boca Gathering, L.L.C. (“Caillou Boca”) is validly existing and in good standing as a limited liability company under the laws of the State of Nevada. Each of the Company, Stone Energy LLC, Caillou Boca and Stone Energy Offshore, L.L.C. (“Stone Offshore” and together with Stone Energy LLC and Caillou Boca, the “Subsidiaries” and each a “Subsidiary”) is qualified to do business and in good standing as a foreign corporation or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
          (ii) All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and conform to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.
          (iii) Except as disclosed in the Pricing Disclosure Package, all of the issued membership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act or Section 86.343 of the Nevada Revised Statutes) are owned directly or indirectly by the Company, free and clear of all liens or encumbrances, except for such liens or encumbrances as would not reasonably be expected to have a Material Adverse Effect.
          (iv) The execution and delivery of the Agreement by the Company and Stone Offshore, the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package do not and will not result in any violation of any order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for any such violation that would not be reasonably expected to have a Material Adverse Effect.
          (v) To such counsel’s knowledge, except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

Exhibit B-1

          (vi) To such counsel’s knowledge, except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely, would reasonably be expected to have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others.
          In rendering such opinion, such counsel may state (i) that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Louisiana, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Nevada Limited Liability Company Act and (ii) that such counsel is not admitted in the State of Delaware or State of Nevada.

Exhibit B-2